FILING FEE: $75.00 DF C82392
STATE AGENT & TRANSFER SYNDICATE
ATTN: BETTY BROGAN
P.O. BOX 2152
CARSON CITY, NV 89702

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 2 0 1993

CHERYL A. LAU SECRETARY OF STATE

No. 9449-92

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
THE $5 COMPUTER SOFTWARE STORE

The $5 Computer Software Store, a Nevada corporation (the "Corporation") does hereby certify that:

1. The Articles of Incorporation of the Corporation shall be amended by revising Article First to read in full as follows:

"FIRST: The name of the Corporation is WIZ Technology, Inc."

2. The foregoing amendment has been duly authorized and approved by the Board of Directors of the Corporation.

3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon.

4. Notice of the adoption and approval of the foregoing amendment has been promptly given to all stockholders of the Corporation.

Dated: June 30, 1993

THE $5 COMPUTER SOFTWARE STORE

By: ______________________

President

By: ______________________

Secretary

RECEIVED

JUL 2 0 1993

Secretary of State

STATE OF CALIFORNIA)
) SS.
COUNTY OF ORANGE)

On July 9 1993, before me, the undersigned, a Notary public in and for said State, personally appeared Arthur S. Tendler and Bruce Allen Gilgen, ~~personally known to me~~ (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President and Secretary on behalf of The $5 Computer Software Store, such corporation executed the within instrument pursuant to its bylaws or a resolution of the board of directors.

____

WITNESS my hand and official seal.

[signature]

OFFICIAL SEAL
KAREN HOWELL
NOTARY PUBLIC—CALIFORNIA
ORANGE COUNTY
My Comm. Expires Jan. 10, 1995